UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009 (November 4, 2009)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. EmployerIdentification No.)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas  77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

A press release issued by Eagle Rock Energy Partners, L.P. (the “Partnership”) on November 4, 2009, regarding financial results for the quarter ended September 30, 2009, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Partnership has posted an update to its hedging overview presentation on its website.  The updated hedging presentation includes hedge transactions executed on October 22, 2009 and hedge reset transactions executed on October 8, 2009 and November 2, 2009 as well as additional information about the nature of its commodity hedging activities and its current portfolio of commodity derivative transactions.  The presentation entitled “Commodity Hedging Overview”, dated November 5, 2009, may be accessed by going to www.eaglerockenergy.com, selecting Investor Relations, then selecting Presentations.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated November 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: November 5, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated November 4, 2009.